Exhibit 99

Colgate-Palmolive Company Announces 2nd Quarter 2025 Results

•Net sales increased 1.0%; Organic sales* increased 1.8%, including a 0.6% negative impact from lower private label pet sales
•GAAP EPS increased 2% to $0.91; Base Business EPS* increased 1% to $0.92
•GAAP Gross profit margin decreased 50 basis points to 60.1%; Base Business Gross profit margin* decreased 70 basis points to 60.1%
•Net cash provided by operations was $1,484 million for the first six months of 2025
•The Company’s leadership in toothpaste continued with its global market share at 41.1% year to date
•The Company’s leadership in manual toothbrushes continued with its global market share at 32.4% year to date
•The Company updated its organic sales growth guidance for full year 2025

Second Quarter Total Company Results (GAAP)
($ in millions except per share amounts)	2025	2024	Change
Net Sales	$5,110	$5,058	+1.0%
EPS (diluted)	$0.91	$0.89	+2%

Second Quarter Total Company Results (Base Business - Non-GAAP)*
	2025	2024	Change
Organic Sales Growth			+1.8%
Base Business EPS (diluted)	$0.92	$0.91	+1%
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” and “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

New York, New York, August 1, 2025…Colgate-Palmolive Company (NYSE:CL) today reported results for second quarter 2025. Noel Wallace, Chairman, President and Chief Executive Officer, commented on the Base Business second quarter results, “I am pleased that Colgate-Palmolive people achieved another quarter of net sales, organic sales and earnings per share growth in the face of continued difficult market conditions worldwide, with organic sales growth improving sequentially versus the first quarter despite an even greater negative impact from lower private label pet sales.

“We feel we are well positioned to deal with the year-to-date volatility in category growth and uncertainty in global markets. Guided by our strategic framework, including our focus on innovation and the strength of our global portfolio, our teams on the ground continue to execute with excellence and focus to achieve our 2025 financial targets.”
Separately, the Company today announced a new three-year productivity program to drive future growth and support the Company’s 2030 strategy. The program includes initiatives to better align the Company’s organizational structure to support its strategic initiatives, optimize the Company’s global supply chain to drive agility and efficiencies and simplify and streamline its organizational structure to reduce overhead costs. The productivity program is projected to result in cumulative pre-tax charges, once all initiatives are approved and implemented, totaling between $200 and $300 million over the course of the three-year program. It is expected that substantially all charges resulting from the productivity program will be incurred by December 31, 2028.

Full Year 2025 Guidance
Based on current spot rates and including the estimated impact of tariffs announced and finalized as of July 31, 2025:
•The Company still expects net sales to be up low single digits, now including a flat to low-single-digit negative impact from foreign exchange.
•The Company now expects organic sales growth to be at the low end of 2% to 4%, including the impact over the course of 2025 of the planned exit from private label pet sales.
•On a GAAP basis, the Company still expects both gross profit margin and advertising investment to be roughly flat as a percentage of net sales, and earnings per share to be up low single digits.
•On a non-GAAP (Base Business) basis, the Company still expects both gross profit margin and advertising to be roughly flat as a percentage of net sales, and earnings per share to be up low single digits.

Divisional Performance
See attached "Table 6 - Geographic Sales Analysis Percentage Changes" and "Table 5 - Segment Information" for additional information on net sales and operating profit by division.

Second Quarter Sales Growth By Division (% change 2Q 2025 vs. 2Q 2024 except % of Total Company Sales)
	% of Total Company Sales	Net Sales	Organic Sales*	As Reported Volume**	Organic Volume	Pricing	FX
North America(1)	20%	-1.0%	-0.9%	-0.4%	-0.4%	-0.5%	-0.1%
Latin America	24%	-4.8%	+3.4%	+0.4%	+0.4%	+3.0%	-8.2%
Europe(1)	14%	+7.8%	+2.0%	-0.2%	-0.2%	+2.2%	+5.7%
Asia Pacific	13%	+0.8%	—%	-1.6%	-1.6%	+1.6%	+0.9%
Africa/Eurasia	6%	+8.0%	+7.7%	+4.3%	+4.3%	+3.4%	+0.2%
Hill’s	23%	+3.8%	+2.0%	+0.1%	-0.9%	+2.9%	+0.8%

Total Company	100%	+1.0%	+1.8%	—%	-0.2%	+2.0%	-1.0%
Note: Table may not sum due to rounding.
(1) The Company has recast its historical geographic segment information to conform to the reporting structure effective as of July 1, 2024.
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.
**The impact of the acquisition of the Prime100 pet food business on as reported volume was 1.0% and 0.2% for Hill's Pet Nutrition and Total Company, respectively.

Second Quarter Operating Profit By Division ($ in millions)
	2Q 2025	% Change vs 2Q 2024	% to Net Sales	Change in basis points vs 2Q 2024 % to Net Sales
North America(1)	$194	-9%	18.9%	-170
Latin America	$367	-12%	30.4%	-250
Europe(1)	$184	9%	25.0%	+40
Asia Pacific	$187	-4%	27.2%	-150
Africa/Eurasia	$65	1%	22.0%	-140
Hill’s	$264	13%	22.9%	+180

Total Company, As Reported	$1,080	-1%	21.1%	-50
Total Company, Base Business*	$1,089	-3%	21.3%	-80
(1) The Company has recast its historical geographic segment information to conform to the reporting structure effective as of July 1, 2024.
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Prepared Materials and Webcast Information
At approximately 7:00 a.m. ET today, the Company will post its prepared materials regarding second quarter results to the Investor Center section of its website at https://investor.colgatepalmolive.com/events-and-presentations.

At 8:30 a.m. ET today, the Company will host a conference call regarding second quarter results. To access this call as a webcast, please go to Colgate-Palmolive’s website at www.colgatepalmolive.com.

About Colgate-Palmolive
Colgate-Palmolive Company is a caring, innovative growth company that is reimagining a healthier future for all people, their pets and our planet. Focused on Oral Care, Personal Care, Home Care and Pet Nutrition, we sell our products in more than 200 countries and territories under brands such as Colgate, Palmolive, elmex, hello, meridol, Sorriso, Tom’s of Maine, EltaMD, Filorga, Irish Spring, Lady Speed Stick, PCA SKIN, Protex, Sanex, Softsoap, Speed Stick, Ajax, Axion, Fabuloso, Murphy, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. The Company is recognized for its leadership and innovation in promoting sustainability and community wellbeing, including its achievements in decreasing plastic waste and promoting recyclability, saving water, conserving natural resources and improving children’s oral health through the Colgate Bright Smiles, Bright Futures program, which has reached approximately 1.8 billion children and their families since 1991. For more information about Colgate-Palmolive’s global business and how the Company is building a future to smile about, visit www.colgatepalmolive.com. CL-E

Market Share Information
Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods).
Market share data is subject to limitations on the availability of up-to-date information. In particular, market share data is currently not generally available for certain retail channels, such as eCommerce and certain club retailers and discounters. The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information reported by the Company may be different from market share information reported by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements
This press release and the related webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, net selling price increases, organic sales growth, profit or profit margin levels, earnings per share levels, financial goals, the impact of foreign exchange, the impact of tariffs, the impact of geopolitical conflicts and tensions, such as the war in Ukraine, the conflict in the Middle East, tensions between China and Taiwan and global trade relations, cost reduction plans (including the productivity program announced on August 1, 2025), tax rates, interest rates, new product introductions, digital capabilities, commercial investment levels, acquisitions, divestitures, share repurchases or legal or tax proceedings, among other matters. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent filings with the SEC). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at www.colgatepalmolive.com.

Non-GAAP Financial Measures
The following provides definitions and other information regarding the non-GAAP financial measures used in this press release and the related prepared materials and webcast, which may not be the same as or comparable to similar measures presented by other companies:
•Base Business: Base Business refers to non-GAAP measures of operating results that exclude certain items. Base Business operating results exclude, as applicable, charges resulting from the ERISA litigation matter and the 2022 Global Productivity Initiative and acquisition-related costs.
•Organic sales growth: Net sales growth excluding the impact of foreign exchange, acquisitions and divestments.
•Free cash flow before dividends: Net cash provided by operations less Capital expenditures.

This press release discusses Net sales growth (GAAP) and Organic sales growth (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and six months ended June 30, 2025 versus 2024 included with this release for a comparison of Organic sales growth to Net sales growth in accordance with GAAP.

Gross profit, Gross profit margin, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Non-service related postretirement costs, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are disclosed on both an as reported (GAAP) and Base Business (non-GAAP) basis. These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, acquisition-related costs, gains and losses from certain divestitures and certain other unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three and six months ended June 30, 2025 and 2024 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

As management uses free cash flow before dividends to evaluate the Company’s ability to satisfy current and future obligations, pay dividends, fund future business opportunities and repurchase stock, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. See “Condensed Consolidated Statements of Cash Flows” for the six months ended June 30, 2025 and 2024 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for second quarter results.)

Contacts
Investor Relations: investor_relations@colpal.com
Communications: colgate_palmolive_media_inquiry@colpal.com

		Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended June 30, 2025 and 2024

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2025	2024

Net sales	$5,110	$5,058

Cost of sales	2,041	1,992

Gross profit	3,069	3,066

Gross profit margin	60.1%	60.6%

Selling, general and administrative expenses	1,963	1,939

Other (income) expense, net	26	35

Operating profit	1,080	1,092

Operating profit margin	21.1%	21.6%

Non-service related postretirement costs	23	22

Interest expense	71	78

Interest income	21	18

Income before income taxes	1,007	1,010

Provision for income taxes	234	243

Effective tax rate	23.2%	24.1%

Net income including noncontrolling interests	773	767

Less: Net income attributable to noncontrolling interests	30	36

Net income attributable to Colgate-Palmolive Company	$743	$731

Earnings per common share
Basic	$0.92	$0.89
Diluted	$0.91	$0.89

Supplemental Income Statement Information
Average common shares outstanding
Basic	810.2	819.7
Diluted	813.3	823.7

Advertising	$678	$706

		Table 2
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Six Months Ended June 30, 2025 and 2024

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2025	2024

Net sales	$10,021	$10,124

Cost of sales	3,965	4,019

Gross profit	6,056	6,105

Gross profit margin	60.4%	60.3%

Selling, general and administrative expenses	3,861	3,855

Other (income) expense, net	39	111

Operating profit	2,156	2,139

Operating profit margin	21.5%	21.1%

Non-service related postretirement costs	95	44

Interest expense	137	151

Interest income	35	33

Income before income taxes	1,959	1,977

Provision for income taxes	460	482

Effective tax rate	23.5%	24.4%

Net income including noncontrolling interests	1,499	1,495

Less: Net income attributable to noncontrolling interests	66	81

Net income attributable to Colgate-Palmolive Company	$1,433	$1,414

Earnings per common share
Basic(1)	$1.77	$1.72
Diluted(1)	$1.76	$1.71

Supplemental Income Statement Information
Average common shares outstanding
Basic	811.2	821.3
Diluted	814.2	824.9

Advertising	$1,346	$1,378
Note:
(1) Basic and diluted earnings per share are computed independently for each quarter and any year-to-date period presented. As a result of changes in shares outstanding during the year and rounding, the sum of the quarters' earnings per share may not equal the earnings per share for any year-to-date period.

			Table 3
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of June 30, 2025, December 31, 2024 and June 30, 2024

(Dollars in Millions) (Unaudited)

	June 30,	December 31,	June 30,
	2025	2024	2024
Cash and cash equivalents	$1,215	$1,096	$1,110
Receivables, net	1,773	1,521	1,825
Inventories	2,120	1,987	1,922
Other current assets	888	713	789
Property, plant and equipment, net	4,529	4,422	4,392
Goodwill	3,696	3,272	3,320
Other intangible assets, net	1,904	1,756	1,814
Other assets	1,345	1,279	1,308
Total assets	$17,470	$16,046	$16,480

Total debt	$8,758	$7,949	$8,676
Other current liabilities	5,161	5,099	4,820
Other non-current liabilities	2,499	2,454	2,502
Total liabilities	16,418	15,502	15,998
Total Colgate-Palmolive Company shareholders’ equity	702	212	123
Noncontrolling interests	350	332	359
Total liabilities and equity	$17,470	$16,046	$16,480

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities(1)	$7,346	$6,693	$7,341
Working capital % of sales	(2.9)%	(5.2)%	(2.5)%

Note:
(1) Marketable securities of $197, $160 and $225 as of June 30, 2025, December 31, 2024 and June 30, 2024, respectively, are included in Other current assets.

		Table 4
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2025 and 2024

(Dollars in Millions) (Unaudited)

	2025	2024
Operating Activities
Net income including noncontrolling interests	$1,499	$1,495
Adjustments to reconcile net income including noncontrolling interests to net cash provided by operations:
Depreciation and amortization	299	307
ERISA litigation matter	65	—
Restructuring and termination benefits, net of cash	(13)	48
Stock-based compensation expense	55	43
Deferred income taxes	(17)	(92)
Cash effects of changes in:
Receivables	(152)	(309)
Inventories	3	(17)
Accounts payable and other accruals	(248)	194
Other non-current assets and liabilities	(7)	2
Net cash provided by (used in) operations	1,484	1,671

Investing Activities
Capital expenditures	(232)	(243)
Purchases of marketable securities and investments	(384)	(243)
Proceeds from sale of marketable securities and investments	350	178
Payment for acquisition, net of cash acquired	(293)	—
Other investing activities	(1)	4
Net cash provided by (used in) investing activities	(560)	(304)

Financing Activities
Short-term borrowing (repayment) less than 90 days, net	(30)	736
Principal payments on debt	(139)	(500)
Proceeds from issuance of debt	497	2
Dividends paid	(880)	(867)
Purchases of treasury shares	(516)	(989)
Proceeds from exercise of stock options	65	455
Other financing activities	136	(43)
Net cash provided by (used in) financing activities	(867)	(1,206)

Effect of exchange rate changes on Cash and cash equivalents	62	(17)
Net increase (decrease) in Cash and cash equivalents	119	144
Cash and cash equivalents at beginning of the period	1,096	966
Cash and cash equivalents at end of the period	$1,215	$1,110

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$1,484	$1,671
Less: Capital expenditures	(232)	(243)
Free cash flow before dividends	$1,252	$1,428

Income taxes paid	$530	$505
Interest paid	$137	$161

				Table 5
Colgate-Palmolive Company

Segment Information

For the Three and Six Months Ended June 30, 2025 and 2024

(Dollars in Millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net Sales
Oral, Personal and Home Care

North America(1)	$1,027	$1,037	$2,025	$2,073
Latin America	1,207	1,267	2,350	2,520
Europe(1)	738	685	1,427	1,358
Asia Pacific	687	682	1,378	1,408
Africa/Eurasia	295	273	566	549

Total Oral, Personal and Home Care	3,954	3,944	7,746	7,908

Pet Nutrition	1,157	1,114	2,275	2,216

Total Net Sales	$5,110	$5,058	$10,021	$10,124

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating Profit
Oral, Personal and Home Care

North America(1)	$194	$213	$390	$427
Latin America	367	417	715	822
Europe(1)	184	169	356	321
Asia Pacific	187	195	385	402
Africa/Eurasia	65	64	122	130

Total Oral, Personal and Home Care	997	1,058	1,968	2,102

Pet Nutrition	264	235	523	433
Corporate(2)	(181)	(201)	(334)	(397)

Total Operating Profit	$1,080	$1,092	$2,156	$2,139

Note: Table may not sum due to rounding.

(1) The Company has recast its historical geographic segment information to conform to the reporting structure effective as of July 1, 2024.

(2) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation charges and gains and losses on sales of non-core product lines and assets.
Corporate Operating profit (loss) for the three months ended June 30, 2025 included acquisition-related costs of $9.

Corporate Operating profit (loss) for the six months ended June 30, 2025 included charges resulting from the ERISA litigation matter of $15 and acquisition-related costs of $9.

Corporate Operating profit (loss) for the three months ended June 30, 2024 included charges resulting from the 2022 Global Productivity Initiative of $27.

Corporate Operating profit (loss) for the six months ended June 30, 2024 included charges resulting from the 2022 Global Productivity Initiative of $63.

Table 6
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended June 30, 2025 vs. 2024

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume(1)	Volume	Incentives	Exchange

Total Company	1.0%	1.8%	—%	(0.2)%	2.0%	(1.0)%

North America(2)	(1.0)%	(0.9)%	(0.4)%	(0.4)%	(0.5)%	(0.1)%

Latin America	(4.8)%	3.4%	0.4%	0.4%	3.0%	(8.2)%

Europe(2)	7.8%	2.0%	(0.2)%	(0.2)%	2.2%	5.7%

Asia Pacific	0.8%	—%	(1.6)%	(1.6)%	1.6%	0.9%

Africa/Eurasia	8.0%	7.7%	4.3%	4.3%	3.4%	0.2%

Total CP Products	0.2%	1.7%	—%	—%	1.7%	(1.5)%

Hill’s	3.8%	2.0%	0.1%	(0.9)%	2.9%	0.8%

Emerging Markets(3)	(1.1)%	2.8%	0.2%	0.2%	2.6%	(3.9)%

Developed Markets	2.8%	0.9%	(0.1)%	(0.5)%	1.4%	1.4%

Note: Table may not sum due to rounding.

(1) The impact of the acquisition of the Prime100 pet food business on as reported volume was 0.2%, 1.0% and 0.4% for Total Company, Hill's Pet Nutrition and Developed Markets, respectively.

(2) The Company has recast its historical geographic segment information to conform to the reporting structure effective as of July 1, 2024.

(3) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 7
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Six Months Ended June 30, 2025 vs. 2024

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume(1)	Volume	Incentives	Exchange

Total Company	(1.0)%	1.6%	—%	(0.1)%	1.7%	(2.7)%

North America(2)	(2.3)%	(2.0)%	(1.4)%	(1.4)%	(0.6)%	(0.3)%

Latin America	(6.8)%	3.7%	1.6%	1.6%	2.1%	(10.4)%

Europe(2)	5.2%	3.7%	1.4%	1.4%	2.3%	1.5%

Asia Pacific	(2.2)%	(1.6)%	(2.6)%	(2.6)%	1.0%	(0.6)%

Africa/Eurasia	3.2%	4.8%	1.0%	1.0%	3.7%	(1.6)%

Total CP Products	(2.0)%	1.3%	—%	—%	1.3%	(3.4)%

Hill’s	2.6%	2.5%	(0.1)%	(0.6)%	3.0%	(0.3)%

Emerging Markets(3)	(3.7)%	2.2%	0.2%	0.2%	2.0%	(5.9)%

Developed Markets	1.2%	1.0%	(0.2)%	(0.4)%	1.5%	—%

Note: Table may not sum due to rounding.

(1) The impact of the acquisition of the Prime100 pet food business on as reported volume was 0.1%, 0.5% and 0.2% for Total Company, Hill's Pet Nutrition and Developed Markets, respectively.

(2) The Company has recast its historical geographic segment information to conform to the reporting structure effective as of July 1, 2024.

(3) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 8
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended June 30, 2025 and 2024

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2025	2024
Gross profit, GAAP	$3,069	$3,066
2022 Global Productivity Initiative	—	9
Gross profit, non-GAAP	$3,069	$3,075

			Basis Point
Gross Profit Margin	2025	2024	Change
Gross profit margin, GAAP	60.1%	60.6%	(50)
2022 Global Productivity Initiative	—%	0.2%
Gross profit margin, non-GAAP	60.1%	60.8%	(70)

Selling, General and Administrative Expenses	2025	2024
Selling, general and administrative expenses, GAAP	$1,963	$1,939
2022 Global Productivity Initiative	—	(2)
Selling, general and administrative expenses, non-GAAP	$1,963	$1,937

Other (Income) Expense, Net	2025	2024
Other (income) expense, net, GAAP	$26	$35
Acquisition-related costs	(9)	—
2022 Global Productivity Initiative	—	(16)
Other (income) expense, net, non-GAAP	$17	$20

Operating Profit	2025	2024	% Change
Operating profit, GAAP	$1,080	$1,092	(1)%
Acquisition-related costs	9	—
2022 Global Productivity Initiative	—	27
Operating profit, non-GAAP	$1,089	$1,118	(3)%

			Basis Point
Operating Profit Margin	2025	2024	Change
Operating profit margin, GAAP	21.1%	21.6%	(50)
Acquisition-related costs	0.2%	—%
2022 Global Productivity Initiative	—%	0.5%
Operating profit margin, non-GAAP	21.3%	22.1%	(80)

Note: Tables may not sum due to rounding. The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Table 8
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended June 30, 2025 and 2024

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2025
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$1,007	$234	$773	$30	$743	23.2%	$0.91
Acquisition-related costs	9	2	7	—	7	—%	0.01
Non-GAAP	$1,016	$236	$780	$30	$750	23.2%	$0.92

	2024
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$1,010	$243	$767	$36	$731	24.1%	$0.89
2022 Global Productivity Initiative	27	4	23	—	23	(0.3)%	0.02
Non-GAAP	$1,036	$247	$789	$36	$753	23.8%	$0.91

Note: Tables may not sum due to rounding. The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Table 9
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Six Months Ended June 30, 2025 and 2024

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2025	2024
Gross profit, GAAP	$6,056	$6,105
2022 Global Productivity Initiative	—	9
Gross profit, non-GAAP	$6,056	$6,114

Gross Profit Margin	2025	2024	Change
Gross profit margin, GAAP	60.4%	60.3%	10
2022 Global Productivity Initiative	—%	0.1%
Gross profit margin, non-GAAP	60.4%	60.4%	—

Selling, General and Administrative Expenses	2025	2024
Selling, general and administrative expenses, GAAP	$3,861	$3,855
ERISA litigation matter	(15)	—
2022 Global Productivity Initiative	—	(3)
Selling, general and administrative expenses, non-GAAP	$3,845	$3,852

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2025	2024	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	38.5%	38.1%	40
ERISA litigation matter	(0.1)%	—%
2022 Global Productivity Initiative	—%	(0.1)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	38.4%	38.0%	40

Other (Income) Expense, Net	2025	2024
Other (income) expense, net, GAAP	$39	$111
Acquisition-related costs	(9)	—
2022 Global Productivity Initiative	—	(51)
Other (income) expense, net, non-GAAP	$30	$60

Operating Profit	2025	2024	% Change
Operating profit, GAAP	$2,156	$2,139	1%
ERISA litigation matter	15	—
Acquisition-related costs	9	—
2022 Global Productivity Initiative	—	63
Operating profit, non-GAAP	$2,181	$2,202	(1)%
			Basis Point
Operating Profit Margin	2025	2024	Change
Operating profit margin, GAAP	21.5%	21.1%	40
ERISA litigation matter	0.2%	—%
Acquisition-related costs	0.1%	—%
2022 Global Productivity Initiative	—%	0.7%
Operating profit margin, non-GAAP	21.8%	21.8%	—

Non-Service Related Postretirement Costs	2025	2024
Non-service related postretirement costs, GAAP	$95	$44
ERISA litigation matter	(50)	—
Non-service related postretirement costs, non-GAAP	$45	$44

Note: Tables may not sum due to rounding. The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Table 9
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Six Months Ended June 30, 2025 and 2024

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2025
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$1,959	$460	$1,499	$66	$1,433	23.5%	$1.76
ERISA litigation matter	65	12	53	—	53	(0.1)%	0.06
Acquisition-related costs	9	2	7	—	7	—%	0.01
Non-GAAP	$2,034	$475	$1,559	$66	$1,493	23.4%	$1.83

	2024
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$1,977	$482	$1,495	$81	$1,414	24.4%	$1.71
2022 Global Productivity Initiative	63	10	53	—	53	(0.3)%	0.07
Non-GAAP	$2,040	$492	$1,548	$81	$1,467	24.1%	$1.78

Note: Tables may not sum due to rounding. The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustments on Income before income taxes and Provision for income taxes.